UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    March 23, 2023
Commission File Number

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street	Austin,	TX		78701
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code:			(512)	851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	CRUS	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2023, the Board’s Compensation and Human Resources Committee (“Committee”), in connection with its annual review of the Company’s executive officers’ compensation, considered the compensation of the Company’s CEO, John Forsyth, and approved, effective fiscal year 2024:

•a 4% increase in Mr. Forsyth’s annual base salary from $700,000 to $728,000; and
•an increase in Mr. Forsyth’s semiannual target bonus under the Company’s 2007 Management and Key Individual Contributor Incentive Plan (“Incentive Plan”) from 50% to 62.5% of his base annual salary.

A complete description of the Company’s Incentive Plan is included in the Company’s definitive proxy statement dated June 2, 2022.

With respect to applicable compensation market data developed by the Committee’s external compensation consultant, Compensia, Inc., Mr. Forsyth’s base salary of $728,000 falls at about the 50th percentile, and his resulting target total cash compensation of $1.638 million (which, pursuant to the Incentive Plan, reflects a cash bonus totaling 125% of his annual base salary) falls between the 25th and 50th percentiles.

The actions noted above were taken by the Committee in view of the Company’s performance over the prior 12 months, Mr. Forsyth’s performance, past salary adjustments, typical annual market adjustments, and the objective of setting target total cash compensation with reference to the 50th percentile of the applicable compensation market data, particularly as Mr. Forsyth has continued to gain additional experience in his role since being appointed as the Company’s CEO in 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	March 28, 2023	By:	/s/ Gregory S. Thomas
			Name:	Gregory S. Thomas
			Title:	Senior Vice President, General Counsel, Corporate Secretary